UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2001
_______________

Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5.        Other Events

On July 31, 2001, Imagis Technologies Inc. ("Imagis"), announced the signing of a Master Distributor Agreement with the biometric subsidiary of the Hong Kong-based Cheung Kong Infrastructure Holdings (CKI) group of companies, one of the largest publicly listed companies in Hong King, of which the Chairman is Li Ka-shing.

On August 15, 2001, Imagis Technologies Inc. ("Imagis"), announced that, further to February 19 and March 22, 2001, it has completed the final closing of its private placement in the amount of 110,000 units at $1.00 per unit for total proceeds of $110,000.

Item 7.        Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated July 31, 2001

2.       Press Release of the Company dated August 15, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: August 22, 2001	By: /s/ Sandra Buschau

Sandra Buschau
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued July 31, 2001
99.2	Press release issued August 15, 2001